UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2014

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07              Submission of Matters to a Vote of Security Holders.

The annual meeting of the unitholders of Buckeye Partners, L.P. (the “Partnership”) was held on June 3, 2014, at which the following matters were voted upon by the Partnership’s unitholders: (i) the election of four Class I directors to serve on the board of directors of Buckeye GP LLC, the general partner of the Partnership, until the Partnership’s 2017 annual meeting of unitholders, (ii) the ratification of the selection of Deloitte & Touche LLP as the Partnership’s independent registered public accounting firm for the fiscal year ending 2014, and (iii) an advisory vote on executive compensation.

All nominees for director were elected, with voting as detailed below:

	For	Withheld	Broker Non-Votes
1. Forrest E. Wylie	64,852,556	505,422	36,371,086
2. Barbara J. Duganier	64,808,830	549,148	36,371,086
3. Joseph A. LaSala, Jr.	64,854,384	503,907	36,370,773
4. Martin A. White	64,805,412	552,565	36,371,086

The selection of Deloitte & Touche LLP as the Partnership’s independent registered public accounting firm for the fiscal year ending 2014 was ratified, with voting as detailed below:

For	Against	Abstain	Broker Non-Votes
100,747,816	573,788	407,459	0

The advisory vote on executive compensation resulted in an approval of executive compensation, with voting as detailed below:

For	Against	Abstain	Broker Non-Votes
59,590,675	5,018,011	749,271	36,371,107

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

	By:	TODD J. RUSSO
Todd J. Russo
Vice President, General Counsel and
Secretary

Dated: June 6, 2014